Exhibit 23.2

CONSENT OF
INDEPENDENT PUBLIC ACCOUNTANTS


	As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 16, 1996 included in the PaperClip Imaging Software, Inc. Form 10-KSB and Form 10-KSB/A for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

/S/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Roseland, New Jersey

May 15, 1996